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                                                                    Exhibit 10.5

                      AMENDMENT NO. 1 TO LETTER AGREEMENT

     Amendment No. 1 dated June 30, 1997, to Letter Agreement dated March 17,
                                --
1997 (the "Original Contract") between Sealy, Inc., an Ohio corporation and Mattress Discounters Corporation, a Delaware corporation ("Mattress Discounters").

     Mattress Discounters has informed Sealy that it and TJB, Inc , a Maryland corporation ("TJB"), each intend to merge with certain wholly-owned subsidiaries of Heilig-Meyers Company (the "Mergers") and as a result of the Mergers will become a wholly-owned subsidiaries of Heilig-Meyers Company.

     Sealy and Mattress Discounters have entered into the Original Contract, attached hereto as Exhibit A, and wish to amend the Original Contract. Accordingly, upon completion of the Mergers, Sealy and Mattress Discounters agree as follows:

     1. Paragraph 12 "Term and Assignment" shall be amended by deleting clause "c" from the second sentence thereof and inserting the following in lieu thereof:

     (c) any licensee or franchisee of Mattress Discounters, regardless of the tradename under which it operates, other than Maggie's Enterprises, Inc., a Virginia corporation.

     2. Sealy and Mattress Discounters each hereby acknowledge that the Mergers are transactions within the meaning of the second sentence of
          Section 12 of the Original Contract and the Original Contract, as amended hereby, shall remain in effect following the Mergers.

     3. Paragraph 19 is deleted in its entirety and the following inserted in lieu thereof:

     Mattress Discounters defined:  whenever the term Mattress Discounters is
     ----------------------------
     used in this letter, it is intended to apply to Mattress Discounters, TJB, Inc., a Maryland Corporation, their respective subsidiaries, successors or assigns. The term Mattress Discounters shall not apply to Heilig-Meyers Company or any other parent or affiliate of Mattress Discounters.

     4. This amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same agreement.

     5. The Original Contract as amended hereby and this amendment shall he read together to constitute one contract (the "Amended Contract") and both parties by executing this amendment affirm that they are bound by the terms of the Amended Contract.
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     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed on the day and the year first above written.

                                   SEALY, INC.


                                   By:    /s/ Kenneth L. Walker
                                          -----------------------------------
                                   Name:  Kenneth L. Walker
                                   Title: V.P., General Counsel & Secretary


                                   MATTRESS DISCOUNTERS CORPORATION


                                   By:    /s/ Jon A. Studner
                                          -----------------------------------
                                   Name:  Jon A. Studner
                                   Title: Exec. V.P. & COO